FOSTER WHEELER REPORTS RESULTS FOR SECOND QUARTER OF 2013

ZUG, SWITZERLAND, August 8, 2013 — Foster Wheeler AG (Nasdaq: FWLT) today reported income from continuing operations for the second quarter of 2013 of $68.3 million, or $0.68 per diluted share, compared with $30.4 million, or $0.29 per diluted share, in the second quarter of 2012.

Income from continuing operations in both quarterly periods was impacted by net asbestos-related gains and provisions, as detailed in an attached table. Excluding such items from both quarterly periods, adjusted income from continuing operations in the second quarter of 2013 was $54.6 million, or $0.54 per diluted share, compared with $33.7 million, or $0.32 per diluted share, in the year-ago quarter.

For the first six months of 2013, income from continuing operations was $85.2 million, or $0.83 per diluted share, compared with $71.9 million, or $0.66 per diluted share, for the first six months of 2012.

During the second quarter of 2013, Foster Wheeler’s Board of Directors approved a plan to sell the company’s wholly owned waste-to-energy facility in Camden, New Jersey. As a result of that decision, the results of operations of the facility are classified as discontinued operations.

The following tables present quarterly and average quarterly data for continuing operations, both as reported and as adjusted to exclude asbestos-related gains and provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q2 2013	Qtrly Avg. 2013	Q2 2012	Qtrly Avg. 2012
Income	$68	$43	$30	$37
Adjusted income	$55	$37	$34	$45
Consolidated revenues (FW Scope)	$642	$633	$685	$637

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our adjusted income from continuing operations in the second quarter of 2013 was 22% above the average quarter of 2012, due largely to the strong performance of our Global Engineering and Construction (E&C) Group, which reported a 29% increase in EBITDA and a 12% increase in scope revenues. The E&C Group also reported a broad range of very favorable performance metrics, including robust bookings, an improved EBITDA margin and a near-record level of backlog in scope revenue.”

The company’s income from continuing operations in the second quarter of 2013 was also aided by a lower effective tax rate as compared with the average quarter of 2012, due primarily to favorable discrete tax items. In addition, the second quarter of 2013 included a $2.2 million after-tax benefit from the partial reversal of mark-to-market currency losses that had been reported in the first quarter of 2013.

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q2 2013	Qtrly Avg. 2013	Q2 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$537	$436	$392	$599
Operating revenues (FW Scope)	$443	$434	$417	$397
Segment EBITDA	$62	$49	$40	$48
EBITDA Margin (FW Scope)	14.0%	11.2%	9.6%	12.1%

•	Scope new orders in the second quarter of 2013 were robust but below the average quarter of 2012, a year in which the Global E&C Group reported a record level of new orders.
~~•~~	Scope operating revenues in the second quarter of 2013 were 12% above the average quarter of 2012 due to an increased volume of work executed.
•	EBITDA in the second quarter of 2013 was 29% above the average quarter of 2012. In addition to the contribution from recently completed acquisitions, EBITDA reflected an improved utilization rate, increased profit enhancement opportunities and higher equity earnings from partially owned power assets in Italy. EBITDA in the second quarter of 2013 also included a $2.3 million pretax benefit from the partial reversal of mark-to-market currency losses that were recorded in the first quarter of 2013.

Global Power Group (GPG)

(dollars in millions, EBITDA and revenues from continuing operations)	Q2 2013	Qrtly Avg 2013	Q2 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$89	$142	$114	$145
Operating revenues (FW Scope)	$199	$199	$268	$241
Segment EBITDA	$46	$35	$42	$51
EBITDA Margin (FW Scope)	22.9%	17.6%	15.7%	21.3%

•	Scope new orders in the second quarter of 2013 were below the average quarter of 2012. Notable awards included a limited notice to proceed on a large boiler project – as well as orders for service work.
•	Scope operating revenues in the second quarter of 2013 were below the average quarter of 2012, reflecting the lagging impact of weak order levels in 2012 and the first half of 2013.
•	EBITDA in the second quarter of 2013 was below the average quarter of 2012 as a lower contribution from profit enhancements and reduced volumes were partly offset by $6 million of incremental equity income from a partially owned power plant in Chile.

Outlook/Guidance

Masters said, “We are raising our full-year earnings guidance. We now expect our full-year 2013 adjusted diluted earnings per share from continuing operations to be moderately above $1.54, due in part to the company’s strong performance in the second quarter of 2013.” The company’s previous guidance was that 2013 results were expected to be flat to moderately below $1.54.

In commenting on the company’s Global E&C Group, Masters said, “We continue to expect full-year scope revenues in 2013 to be up materially as compared with 2012, and we expect the full-year 2013 EBITDA margin on scope revenues in this business to be in the range of 10% to 12%. We now expect EBITDA to be more favorable than previously forecasted and that the EBITDA margin in 2013 could be near or above the high end of the full-year range.”

Masters said, “In our Global Power Group, we now expect that full-year 2013 EBITDA margin on scope revenues is likely to be in the range of 17% to 19% on a material decline in sequential-year scope revenues from continuing operations. The revised guidance — higher margins on reduced revenues — has resulted in a modest increase in the company’s expectations for Global Power Group EBITDA in 2013.”

2

Share Repurchase Program

Including the previously reported $66 million of stock repurchased during April 2013, the company repurchased a total of 5,092,700 shares for approximately $116 million during the second quarter of 2013. As of June 30, 2013, the company had approximately $270 million remaining under its authorized share repurchase program.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, August 8, at 4:00 p.m. Central European Summer Time (10:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the second quarter ended June 30, 2013. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 99977936) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company's web site for four weeks following the call.

Income from Continuing Operations

All references to income from continuing operations in this news release refer to “Income from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net Income attributable to Foster Wheeler AG" and “diluted earnings per share attributable to Foster Wheeler AG” are the most directly comparable GAAP financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use EBITDA, as defined in such agreement, in the covenant calculations, which is different from EBITDA as presented herein . The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•              It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

3

•              It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

•              It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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13-643

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, benefits, effects or results of the Company’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

4

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating revenues	$863,407	$936,462	$1,653,551	$1,864,052
Cost of operating revenues	709,800	797,529	1,380,498	1,585,036
Contract profit	153,607	138,933	273,053	279,016

Selling, general and administrative expenses	89,801	85,289	180,133	168,430
Other income, net	(18,014)	(10,515)	(22,765)	(18,653)
Other deductions, net	10,490	12,174	15,802	16,237
Interest income	(1,482)	(2,947)	(2,944)	(6,114)
Interest expense	3,916	4,249	6,588	7,665
Net asbestos-related (gain)/provision	(13,750)	3,713	(11,750)	5,710
Income from continuing operations before income taxes	82,646	46,970	107,989	105,741
Provision for income taxes	13,319	12,291	18,479	27,175
Income from continuing operations	69,327	34,679	89,510	78,566
Discontinued operations:
Income/(loss) from discontinued operations before income taxes	2,383	438	(1,495)	(406)
Provision for income taxes from discontinued operations	-	-	-	-
Income/(loss) from discontinued operations	2,383	438	(1,495)	(406)
Net income	71,710	35,117	88,015	78,160
Less: Net income attributable to noncontrolling interests	1,011	4,258	4,290	6,655
Net income attributable to Foster Wheeler AG	$70,699	$30,859	$83,725	$71,505

Weighted–average number of shares outstanding:
Basic earnings per share	100,001,580	107,840,679	102,182,011	107,807,441
Diluted earnings per share	100,254,752	107,843,255	102,566,647	107,867,594

Amounts attributable to Foster Wheeler AG:
Income from continuing operations	$68,316	$30,421	$85,220	$71,911
Income/(loss) from discontinued operations	2,383	438	(1,495)	(406)
Net income	$70,699	$30,859	$83,725	$71,505

Basic earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.68	$0.29	$0.83	$0.66
Income/(loss) from discontinued operations	0.03	-	(0.01)	-
Net income	$0.71	$0.29	$0.82	$0.66

Diluted earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.68	$0.29	$0.83	$0.66
Income/(loss) from discontinued operations	0.03	-	(0.01)	-
Net income	$0.71	$0.29	$0.82	$0.66

5

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$414,738	$582,322
Accounts and notes receivable, net:
Trade	645,229	609,213
Other	79,883	86,981
Contracts in process	200,297	228,979
Prepaid, deferred and refundable income taxes	55,438	57,404
Other current assets	44,341	47,138
Current assets held for sale	1,758	1,505
Total current assets	1,441,684	1,613,542
Land, buildings and equipment, net	280,182	285,402
Restricted cash	49,417	62,189
Notes and accounts receivable – long-term	13,912	14,119
Investments in and advances to unconsolidated affiliates	170,641	205,476
Goodwill	154,688	133,518
Other intangible assets, net	122,078	105,100
Asbestos-related insurance recovery receivable	127,362	132,438
Long-term assets held for sale	45,219	49,579
Other assets	112,445	90,509
Deferred tax assets	46,535	42,052
TOTAL ASSETS	$2,564,163	$2,733,924
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$13,262	$13,672
Accounts payable	315,447	298,411
Accrued expenses	221,146	231,602
Billings in excess of costs and estimated earnings on uncompleted contracts	518,192	564,356
Income taxes payable	36,614	64,992
Current liabilities held for sale	1,783	3,154
Total current liabilities	1,106,444	1,176,187
Long-term debt	115,692	124,034
Deferred tax liabilities	44,618	40,889
Pension, postretirement and other employee benefits	171,387	177,345
Asbestos-related liability	242,874	259,350
Other long-term liabilities	189,510	190,132
Commitments and contingencies
TOTAL LIABILITIES	1,870,525	1,967,937
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	10,663	8,594
TOTAL TEMPORARY EQUITY	10,663	8,594
Equity:
Registered shares	270,529	269,633
Paid-in capital	275,262	266,943
Retained earnings	919,718	835,993
Accumulated other comprehensive loss	(577,456)	(567,603)
Treasury shares	(241,107)	(90,976)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	646,946	713,990
Noncontrolling interests	36,029	43,403
TOTAL EQUITY	682,975	757,393
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,564,163	$2,733,924

6

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Global Engineering & Construction Group
Backlog - in future revenues	$2,655,200	$2,195,200	$2,655,200	$2,195,200
New orders booked - in future revenues	661,000	496,900	1,128,700	1,169,500
Operating revenues	662,719	666,142	1,250,693	1,337,015
EBITDA	62,133	39,917	97,321	86,845

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,089,900	1,304,000	2,089,900	1,304,000
New orders booked - in Foster Wheeler Scope	537,000	391,500	872,500	762,500
Operating revenues - in Foster Wheeler Scope	$443,488	$416,830	$868,242	$781,846

Global Power Group
Backlog - in future revenues (3)	$626,000	$946,800	$626,000	$946,800
New orders booked - in future revenues (3)	90,300	116,200	289,200	277,900
Operating revenues (4)	200,688	270,320	402,858	527,037
EBITDA	45,584	42,198	70,271	94,139

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	616,400	937,300	616,400	937,300
New orders booked - in Foster Wheeler Scope (3)	88,600	114,300	284,700	273,700
Operating revenues - in Foster Wheeler Scope (4)	$198,885	$268,432	$398,156	$522,892

Corporate & Finance Group (2)
EBITDA	$(8,712)	$(23,592)	$(28,509)	$(50,870)

Consolidated
Backlog - in future revenues (3)	$3,281,200	$3,142,000	$3,281,200	$3,142,000
New orders booked - in future revenues (3)	751,300	613,100	1,417,900	1,447,400
Operating revenues (4)	863,407	936,462	1,653,551	1,864,052
EBITDA from continuing operations	99,005	58,523	139,083	130,114

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	2,706,300	2,241,300	2,706,300	2,241,300
New orders booked - in Foster Wheeler Scope (3)	625,600	505,800	1,157,200	1,036,200
Operating revenues - in Foster Wheeler Scope (4)	$642,373	$685,262	$1,266,398	$1,304,738

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.
(2)	Includes intersegment eliminations.
(3)	The backlog and new orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.
(4)	The operating revenues balances above represent balances from continuing operations.

7

Foster Wheeler AG and Subsidiaries

Reconciliations of Foster Wheeler Scope and EBITDA

(in thousands of dollars)

(unaudited)

					Twelve Months
					Ended
	Quarter Ended June 30,		Six Months Ended June 30,		December 31,
	2013	2012	2013	2012	2012
Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues (1)

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$443,488	$416,830	$868,242	$781,846	$1,586,198
Flow-through revenues	219,231	249,312	382,451	555,169	833,129
Operating revenues	$662,719	$666,142	$1,250,693	$1,337,015	$2,419,327

Global Power Group
Foster Wheeler Scope operating revenues	$198,885	$268,432	$398,156	$522,892	$962,247
Flow-through revenues	1,803	1,888	4,702	4,145	9,820
Operating revenues	$200,688	$270,320	$402,858	$527,037	$972,067

Consolidated
Foster Wheeler Scope operating revenues	$642,373	$685,262	$1,266,398	$1,304,738	$2,548,445
Flow-through revenues	221,034	251,200	387,153	559,314	842,949
Operating revenues	$863,407	$936,462	$1,653,551	$1,864,052	$3,391,394

Reconciliation of EBITDA from continuing operations to Net Income (2)
EBITDA from continuing operations:
Global Engineering & Construction Group	$62,133	$39,917	$97,321	$86,845	$192,208
Global Power Group	45,584	42,198	70,271	94,139	204,758
Corporate & Finance Group	(8,712)	(23,592)	(28,509)	(50,870)	(121,453)
EBITDA from continuing operations	99,005	58,523	139,083	130,114	275,513
Less: Interest expense	3,916	4,249	6,588	7,665	13,797
Less: Depreciation and amortization (3)	13,454	11,562	28,796	23,363	50,234
Less: Provision for income taxes	13,319	12,291	18,479	27,175	62,267
Income from continuing operations (2)	68,316	30,421	85,220	71,911	149,215
Income/(loss) from discontinued operations (2)	2,383	438	(1,495)	(406)	(13,193)
Net income (2)	$70,699	$30,859	$83,725	$71,505	$136,022

(1)	The operating revenues represent balances from continuing operations.
(2)	Amounts attributable to Foster Wheeler AG.
(3)	The depreciation and amortization by business segment:

					Twelve Months
					Ended
	Quarter Ended June 30,		Six Months Ended June 30,		December 31,
	2013	2012	2013	2012	2012
Global Engineering & Construction Group	$7,756	$5,484	$15,794	$10,907	$23,115
Global Power Group	5,200	5,425	10,415	11,161	22,637
Corporate & Finance Group	498	653	2,587	1,295	4,482
Total depreciation and amortization	$13,454	$11,562	$28,796	$23,363	$50,234

8

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended June 30,
	2013			2012
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$85,255	$54,566	$0.54	$62,236	$33,697	$0.32
Adjustments:
Net asbestos-related gain/(provision)	13,750	13,750	0.14	(3,713)	(3,276)	(0.03)

As reported from continuing operations	$99,005	$68,316	$0.68	$58,523	$30,421	$0.29
As reported from discontinued operations		2,383	0.03		438	-
As reported		$70,699	$0.71		$30,859	$0.29

	Six Months Ended June 30,
	2013			2012
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$127,333	$73,470	$0.72	$135,824	$77,184	$0.71
Adjustments:
Net asbestos-related gain/(provision)	11,750	11,750	0.11	(5,710)	(5,273)	(0.05)

As reported from continuing operations	$139,083	$85,220	$0.83	$130,114	$71,911	$0.66
As reported from discontinued operations		(1,495)	(0.01)		(406)	-
As reported		$83,725	$0.82		$71,505	$0.66

	Twelve Months Ended December 31, 2012
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$306,018	$179,137	$1.66
Adjustments:
Net asbestos-related provision	(30,505)	(29,922)	(0.27)

As reported from continuing operations	$275,513	$149,215	$1.39
As reported from discontinued operations		(13,193)	(0.12)
As reported		$136,022	$1.27

* Net income attributable to Foster Wheeler AG.

9

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2012 Full Year	2012 Quarterly Average(1)	Six Months Ended June 30, 2013	2013 Quarterly Average(2)
Consolidated
Operating revenues - in Foster Wheeler Scope (3)	$2,548,445	$637,111	$1,266,398	$633,199
Income from continuing operations (4)	$149,215	$37,304	$85,220	$42,610
Adjusted income from continuing operations (4)	$179,137	$44,784	$73,470	$36,735
Consolidated EBITDA from continuing operations	$275,513	$68,878	$139,083	$69,542
Consolidated EBITDA from continuing operations, as adjusted	$306,018	$76,505	$127,333	$63,667
Adjusted diluted earnings per share	$1.66	$0.42	$0.72	$0.36

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,397,600	$599,400	$872,500	$436,250
Operating revenues - in Foster Wheeler Scope	$1,586,198	$396,550	$868,242	$434,121
EBITDA	$192,208	$48,052	$97,321	$48,661
EBITDA margin	12.1%	12.1%	11.2%	11.2%

Global Power Group
New orders booked - in Foster Wheeler Scope (5)	$579,000	$144,750	$284,700	$142,350
Operating revenues - in Foster Wheeler Scope (3)	$962,247	$240,562	$398,156	$199,078
EBITDA	$204,758	$51,190	$70,271	$35,136
EBITDA margin	21.3%	21.3%	17.6%	17.6%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	To calculate the quarterly average dollar amounts, the company divided reported six-months figures by two.
(3)	The operating revenues represent balances from continuing operations.
(4)	Amounts attributable to Foster Wheeler AG.
(5)	New orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.

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